EXHIBIT 10.5

SECOND AMENDMENT TO

MASSEY ENERGY COMPANY

1999 PERFORMANCE INCENTIVE PLAN

As Amended and Restated Effective November 30, 2000

1. Section 11 of the Plan is revised to read as follows:

SECTION 11

CHANGES IN CAPITAL STRUCTURE

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then (i) the Committee shall make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and the exercise or settlement price of such Awards in such manner as the Committee shall determine in order to retain the economic value or opportunity provided immediately prior to the transaction for which the adjustment is made and (ii) in all cases, unless the terms of such transaction shall provide otherwise, the Committee may make appropriate and proportionate adjustments in the maximum number and type of shares or other securities that may be issued pursuant to such Awards thereafter granted under this Plan. Notwithstanding anything to contrary in the foregoing, any such adjustment shall be made in such a manner that will not affect the status of any Award intended to be excepted from treatment as nonqualified deferred compensation under Code Section 409A, to qualify as an ISO under Code Section 422 or to be “performance based compensation” under Code Section 162(m). No fractional interests will be issued under this Plan resulting from any such adjustments.

Approved

November 14, 2006